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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-67865, 333-84607, 333-76195, 333-64084, 333-66408 and 333-72428 of Tweeter
Home Entertainment Group, Inc. on Forms S-8, S-8, S-4, S-3, S-8 and S-8 of our report dated November 20, 2001, appearing in this Annual Report on Form 10-K of Tweeter Home Entertainment Group, Inc. for the year ended September 30, 2001.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 20, 2001